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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2004 (May 19, 2004)

                           Newcastle Investment Corp.
              ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

   Maryland                              001-31458              81-0559116
--------------                  -------------------------   -------------------
(State or other                  (Commission File Number)      (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)

    1251 Avenue of the Americas, 16th Floor, New York, NY             10020
  ---------------------------------------------------------        ---------
          (Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code (212) 798-6100

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On May 19, 2004, Newcastle Investment Corp. (the "Company") entered into an Underwriting Agreement and a Terms Agreement among the Company, Fortress Investment Group LLC and Bear, Stearns & Co. Inc. for the issuance and sale by the Company of 3,000,000 shares of its common stock and an option to purchase up to 450,000 additional shares of common stock on the same terms and conditions, solely to cover over-allotments, if any. The common stock is being sold pursuant to an effective shelf registration statement. Copies of the underwriting agreement and the terms agreement are filed as Exhibits 1.1 and 1.2 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

Exhibit Reference Number                   Exhibit Description
------------------------                   -------------------
         1.1                      Underwriting Agreement, dated May 19, 2004,
                                  by and among Newcastle Investment Corp.,
                                  Fortress Investment Group LLC and Bear,
                                  Stearns & Co. Inc.

         1.2 Terms Agreement, dated May 19, 2004, by and among Newcastle Investment Corp., Fortress
                                  Investment Group LLC and Bear, Stearns & Co.
                                  Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              NEWCASTLE INVESTMENT CORP.
                                              --------------------------
                                              (Registrant)

Date: May 24, 2004                            By: /s/ Randal A. Nardone
                                                  ---------------------------
                                                  Name: Randal A. Nardone
                                                  Title: Secretary

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                                  EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   1.1            Underwriting Agreement, dated May 19, 2004, by and among
                  Newcastle Investment Corp., Fortress Investment Group LLC and
                  Bear, Stearns & Co. Inc.

   1.2            Terms Agreement, dated May 19, 2004, by and among Newcastle
                  Investment Corp., Fortress Investment Group LLC and Bear,
                  Stearns & Co. Inc.